Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in each Registration Statement on Form S-8 (No. 33-53585, 333-03265, 333-95739, 333-52452, 333-52454 and 333-89532) and on Form S-3 (No. 333-104858) of Deluxe Corporation of our report dated March 16, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 16, 2005